                                                                    EXHIBIT 4(a)

================================================================================

                              BOB EVANS FARMS, INC.

                                       AND

                              BEF Holding Co., Inc.

                    $30,000,000 3.74% Senior Notes, Series A,
                                Due July 28, 2007
                    $40,000,000 4.61% Senior Notes, Series B,
                                Due July 28, 2010
                    $95,000,000 5.12% Senior Notes, Series C,
                                Due July 28, 2014
                    $25,000,000 5.67% Senior Notes, Series D,
                                Due July 28, 2016

                                ----------------

                             NOTE PURCHASE AGREEMENT

                                ----------------

                            DATED AS OF JULY 28, 2004

================================================================================

                                TABLE OF CONTENTS

SECTION                             HEADING                                                PAGE
SECTION 1.          AUTHORIZATION OF NOTES..............................................     1

SECTION 2.          SALE AND PURCHASE OF NOTES..........................................     2

     Section 2.1.   Notes...............................................................     2
     Section 2.2.   Guaranty............................................................     2

SECTION 3.          CLOSING.............................................................     2

SECTION 4.          CONDITIONS TO CLOSING...............................................     3

     Section 4.1.   Representations and Warranties......................................     3
     Section 4.2.   Performance; No Default.............................................     3
     Section 4.3.   Compliance Certificates.............................................     3
     Section 4.4.   Opinions of Counsel.................................................     3
     Section 4.5.   Purchase Permitted by Applicable Law, Etc...........................     4
     Section 4.6.   Related Transactions................................................     4
     Section 4.7.   Payment of Special Counsel Fees.....................................     4
     Section 4.8.   Private Placement Number............................................     4
     Section 4.9.   Changes in Corporate Structure......................................     4
     Section 4.10.  Subsidiary Guaranty.................................................     4
     Section 4.11.  Proceedings and Documents...........................................     4

SECTION 5.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE ISSUER........     5

     Section 5.1.   Organization; Power and Authority...................................     5
     Section 5.2.   Authorization, Etc..................................................     5
     Section 5.3.   Disclosure..........................................................     5
     Section 5.4.   Organization and Ownership of Shares of Subsidiaries................     5
     Section 5.5.   Financial Statements................................................     6
     Section 5.6.   Compliance with Laws, Other Instruments, Etc........................     6
     Section 5.7.   Governmental Authorizations, Etc....................................     6
     Section 5.8.   Litigation; Observance of Statutes and Orders.......................     7
     Section 5.9.   Taxes...............................................................     7
     Section 5.10.  Title to Property; Leases...........................................     7
     Section 5.11.  Licenses, Permits, Etc..............................................     7
     Section 5.12.  Compliance with ERISA...............................................     7
     Section 5.13.  Private Offering by the Company and the Issuer......................     8
     Section 5.14.  Use of Proceeds; Margin Regulations.................................     8
     Section 5.15.  Existing Indebtedness...............................................     9
     Section 5.16.  Foreign Assets Control Regulations, Etc.............................     9
     Section 5.17.  Status under Certain Statutes.......................................     9

     Section 5.18.  Environmental.......................................................     9

SECTION 6.          REPRESENTATIONS OF THE PURCHASER....................................    10

     Section 6.1.   Purchase for Investment.............................................    10
     Section 6.2.   Source of Funds.....................................................    10

SECTION 7.          INFORMATION AS TO COMPANY...........................................    12

     Section 7.1.   Financial and Business Information..................................    12
     Section 7.2.   Officer's Certificate...............................................    14
     Section 7.3.   Inspection..........................................................    14

SECTION 8.          PAYMENT OF THE NOTES................................................    15

     Section 8.1.   Required Prepayments................................................    15
     Section 8.2.   Optional Prepayments with Make-Whole Amount.........................    16
     Section 8.3.   Maturity; Surrender, etc............................................    18
     Section 8.4.   Purchase of Notes...................................................    18
     Section 8.5.   Change in Control...................................................    18

SECTION 9.          AFFIRMATIVE COVENANTS...............................................    20

     Section 9.1.   Compliance with Law.................................................    20
     Section 9.2.   Insurance...........................................................    20
     Section 9.3.   Maintenance of Properties...........................................    20
     Section 9.4.   Payment of Taxes....................................................    21
     Section 9.5.   Corporate Existence, Etc............................................    21
     Section 9.6.   Ownership of Issuer.................................................    21

SECTION 10.         NEGATIVE COVENANTS..................................................    21

     Section 10.1.  Consolidated Net Worth..............................................    21
     Section 10.2.  Consolidated Fixed Charge Coverage Ratio............................    21
     Section 10.3.  Limitation on Indebtedness..........................................    21
     Section 10.4.  Limitation on Liens.................................................    22
     Section 10.5.  Sales of Asset......................................................    23
     Section 10.6.  Merger, Consolidation...............................................    24
     Section 10.7.  Limitation on Sale and Leasebacks...................................    25
     Section 10.8.  Restrictions on Subsidiaries........................................    25
     Section 10.9.  Nature of Business..................................................    25
     Section 10.10. Transactions with Affiliates........................................    26

SECTION 11.         GUARANTY BY THE COMPANY.............................................    26

     Section 11.1.  Guaranty by the Company.............................................    26
     Section 11.2.  Guaranty of Payment and Performance.................................    26

     Section 11.3.  General Provisions Relating to Guaranty by the Company of
                      the Issuer's Obligations under this Agreement and the Notes.......    27

SECTION 12.         EVENTS OF DEFAULT...................................................    31

SECTION 13.         REMEDIES ON DEFAULT, ETC............................................    33

     Section 13.1.  Acceleration........................................................    33
     Section 13.2.  Other Remedies......................................................    34
     Section 13.3.  Rescission..........................................................    34
     Section 13.4.  No Waivers or Election of Remedies, Expenses, Etc...................    34

SECTION 14.         REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.......................    35

     Section 14.1.  Registration of Notes...............................................    35
     Section 14.2.  Transfer and Exchange of Notes......................................    35
     Section 14.3.  Replacement of Notes................................................    36

SECTION 15.         PAYMENTS ON NOTES...................................................    36

     Section 15.1.  Place of Payment....................................................    36
     Section 15.2.  Home Office Payment.................................................    36

SECTION 16.         EXPENSES, ETC.......................................................    37

     Section 16.1.  Transaction Expenses................................................    37
     Section 16.2.  Survival............................................................    37

SECTION 17.         SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT........    37

SECTION 18.         AMENDMENT AND WAIVER................................................    38

     Section 18.1.  Requirements........................................................    38
     Section 18.2.  Solicitation of Holders of Notes....................................    38
     Section 18.3.  Binding Effect, Etc.................................................    38
     Section 18.4.  Notes Held by Company, Etc..........................................    39

SECTION 19.         NOTICES.............................................................    39

SECTION 20.         REPRODUCTION OF DOCUMENTS...........................................    39

SECTION 21.         CONFIDENTIAL INFORMATION............................................    40

SECTION 22.         SUBSTITUTION OF PURCHASER...........................................    41

SECTION 23.         MISCELLANEOUS.......................................................    41

     Section 23.1.  Successors and Assigns..............................................    41
     Section 23.2.  Payments Due on Non-Business Days...................................    41
     Section 23.3.  Severability........................................................    41
     Section 23.4.  Construction........................................................    41
     Section 23.5.  Counterparts........................................................    41
     Section 23.6.  Governing Law.......................................................    42

SCHEDULE A                  --     INFORMATION RELATING TO PURCHASERS

SCHEDULE B                  --     DEFINED TERMS

SCHEDULE 5.4                --     Subsidiaries of the Company, Ownership of Subsidiary Stock

SCHEDULE 5.5                --     Financial Statements

SCHEDULE 5.8                --     Litigation; Observance of Statutes and Orders

SCHEDULE 5.11               --     Licenses, Permits, Etc.

SCHEDULE 5.15               --     Existing Indebtedness

SCHEDULE 10.4               --     Existing Liens

EXHIBIT 1(a)                --     Form of 3.74% Senior Note, Series A due July 28, 2007

EXHIBIT 1(b)                --     Form of 4.61% Senior Note, Series B due July 28, 2010

EXHIBIT 1(c)                --     Form of 5.12% Senior Note, Series C, due July 28, 2014

EXHIBIT 1(d)                --     Form of 5.67% Senior Note, Series D, due July 28, 2016

EXHIBIT 2.2                 --     Form of Subsidiary Guaranty.

EXHIBIT 4.4(a)              --     Form of Opinion of Vorys, Sater, Seymour and Pease LLP, Special
                                   Counsel to the Company and the Issuer

EXHIBIT 4.4(b)              --     Form of Opinion of Special Counsel to the Purchasers

                              BOB EVANS FARMS, INC.
                               3776 S. HIGH STREET
                              COLUMBUS, OHIO 43207

                                       AND

                              BEF HOLDING CO., INC.
                            C/O BOB EVANS FARMS, INC.
                              1105 N. MARKET STREET
                           WILMINGTON, DELAWARE 19899

                    $30,000,000 3.74% SENIOR NOTES, SERIES A,
                                DUE JULY 28, 2007
                    $40,000,000 4.61% SENIOR NOTES, SERIES B,
                                DUE JULY 28, 2010
                    $95,000,000 5.12% SENIOR NOTES, SERIES C,
                                DUE JULY 28, 2014
                    $25,000,000 5.67% SENIOR NOTES, SERIES D,
                                DUE JULY 28, 2016
                                                                     Dated as of
                                                                   July 28, 2004

TO THE PURCHASERS LISTED IN
       THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

      BOB EVANS FARMS, INC., a Delaware corporation (the "Company"), and BEF HOLDING CO., INC., a Delaware corporation (the "Issuer"), hereby jointly and severally agree with you as follows:

SECTION 1. AUTHORIZATION OF NOTES.

      The Issuer will authorize the issue and sale of (i) $30,000,000 aggregate principal amount of its 3.74% Senior Notes, Series A, due July 28, 2007 (the "Series A Notes"), (ii) $40,000,000 aggregate principal amount of its 4.61% Senior Notes, Series B, due July 28, 2010 (the "Series B Notes"), (iii) $95,000,000 aggregate principal amount of its 5.12% Senior Notes, Series C, due July 28, 2014 (the "Series C Notes"), and (iv) $25,000,000 aggregate principal amount of its 5.67% Senior Notes, Series D, due July 28, 2016 (the "Series D Notes," and together with the Series A Notes, the Series B Notes and the Series C Notes, the "Notes"). The term "Notes" shall also include any such notes issued in substitution therefore pursuant to Section 14 of this Agreement. The Series A Notes, the Series B Notes, the Series C Notes and the Series D Notes shall be substantially in the forms set out in Exhibit 1(a), Exhibit 1(b), Exhibit 1(c) and Exhibit

1(d), respectively, with such changes therefrom, if any, as may be approved by each Purchaser and the Issuer. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF NOTES.

      Section 2.1. Notes. Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to each Purchaser and each Purchaser will purchase from the Issuer, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and each Purchaser shall have no obligation and no liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

      Section 2.2. Guaranty. The payment by the Issuer of all amounts due with respect to the Notes and the performance by the Issuer of its obligations under this Agreement will be absolutely and unconditionally guaranteed by the Company pursuant to the terms and provisions of Section 11 of this Agreement and by the Subsidiary Guarantor pursuant to the Subsidiary Guaranty Agreement (as amended, restated, joined, supplemented or otherwise modified from time to time, the "Subsidiary Guaranty"), which shall be in substantially the form attached hereto as Exhibit 2.2.

SECTION 3. CLOSING.

      The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m., Chicago time, at a closing (the "Closing") on July 28, 2004 or on such other Business Day thereafter on or prior to July 30, 2004 as may be agreed upon by the Company, the Issuer and the Purchasers. At the Closing the Issuer will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may reasonably request) dated the date of the Closing and registered in such Purchaser's name (or in the name of a nominee of such Purchaser), against delivery by such Purchaser to the Issuer or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Issuer to Account Number 22657-0, Account Name BEF Holding Co., Inc., at Wilmington Trust Company, Wilmington, Delaware, ABA Number 031100092. If at the Closing the Issuer shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

      The obligation of each Purchaser to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

      Section 4.1. Representations and Warranties of the Company and the Issuer.
(a) The representations and warranties of the Company in this Agreement shall be correct when made and at the time of Closing.

      (b) The representations and warranties of the Issuer in this Agreement shall be correct when made and at the time of Closing.

      Section 4.2. Performance; No Default. The Company and the Issuer shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company and the Issuer prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by
Section 10 had such Section applied since such date.

      Section 4.3. Compliance Certificates.

            (a) Officer's Certificate of the Company. The Company shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(a),
      4.2 and 4.9 have been fulfilled.

            (b) Secretary's Certificate of the Company. The Company shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement.

            (c) Officer's Certificate of the Issuer. The Issuer shall have delivered to such Purchaser an Officer's Certificate, dated the date of Closing, certifying that the conditions specified in Sections 4.1(b), 4.2 and 4.9 have been fulfilled.

            (d) Secretary's Certificate of the Issuer. The Issuer shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

      Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions addressed to such Purchaser, dated the date of the Closing (a) from Vorys, Sater, Seymour and Pease LLP, special counsel to the Company and the Issuer, substantially in the form attached as Exhibit 4.4(a) (and the Company and the Issuer hereby instruct their counsel to deliver such opinion to such Purchaser), and (b) from Chapman and Cutler LLP, the Purchasers' special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b).

      Section 4.5. Purchase Permitted by Applicable Law, Etc. On the date of Closing each purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which each Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

      Section 4.6. Related Transactions. The Issuer shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold at the Closing pursuant to this Agreement.

      Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 16.1, the Company and the Issuer shall have paid on or before the Closing, the reasonable fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

      Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each Series of the Notes.

      Section 4.9. Changes in Corporate Structure. Neither the Company nor the Issuer shall have changed its jurisdiction of organization or been a party to any merger or consolidation and shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

      Section 4.10. Subsidiary Guaranty. The Subsidiary Guaranty shall have been duly authorized, executed and delivered by the Subsidiary Guarantor, shall constitute the legal, valid and binding contract and agreement of the Subsidiary Guarantor except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and such Purchaser shall have received a true, correct and complete copy thereof.

      Section 4.11. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and such Purchaser's special counsel, and such Purchaser and such Purchaser's special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such Purchaser's special counsel may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE ISSUER.

      The Company and the Issuer jointly and severally represent and warrant to each Purchaser that:

      Section 5.1. Organization; Power and Authority. Each of the Company and the Issuer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and the Issuer has the corporate or other organizational power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes, as the case may be, and to perform the provisions hereof and thereof.

      Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate or other organizational action on the part of the Company and the Issuer, as the case may be, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company and of the Issuer enforceable against the Issuer, as the case may be, in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 5.3. Disclosure. The Issuer, through its agent, NatCity Investments, Inc., has delivered to each Purchaser a copy of a Confidential Information Memorandum and Confidential Supplemental Information Memorandum, both dated June, 2004 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement and the Memorandum, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they are made. Except as disclosed in the Memorandum, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since April 30, 2004, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

      Section 5.4. Organization and Ownership of Shares of Subsidiaries. (a)
Schedule 5.4 contains (except as noted therein) a complete and correct list of the Company's Subsidiaries, showing, as to each such Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

      (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

      (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

      Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

      Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company and the Issuer, as the case may be, of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

      Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company and the Issuer, as the case may be, of this Agreement or the Notes.

      Section 5.8. Litigation; Observance of Statutes and Orders. (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company or the Issuer, threatened against or affecting the Company, the Issuer or any Subsidiary or any property of the Company, the Issuer or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

      (b) Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

      Section 5.9. Taxes. The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended April 30, 1999.

      Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

      Section 5.11. Licenses, Permits, Etc. Except as disclosed in Schedule 5.11, the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others except for those conflicts, that, individually or in the aggregate, would not have a Material Adverse Effect.

      Section 5.12. Compliance with ERISA. (a) The Company, the Issuer and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company, nor the Issuer nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to any Plan, and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company, the Issuer or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company, the Issuer or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

      (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

      (c) The Company and its ERISA Affiliates have not incurred any withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under
Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

      (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

      (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company and the Issuer, as the case may be, in the first sentence of this
Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

      Section 5.13. Private Offering by the Company and the Issuer. Neither the Company nor the Issuer nor anyone acting on its or their behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than thirty-six (36) other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor the Issuer nor anyone acting on its or their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

      Section 5.14. Use of Proceeds; Margin Regulations. The Issuer will apply the proceeds from the sale of the Notes to pay all amounts outstanding under the Credit Agreement, which amounts were incurred to finance the acquisition of all of the Stock of SWH Corporation, a California corporation by the Subsidiary Guarantor and to pay related fees and costs associated therewith, and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 2% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 2% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

      Section 5.15. Existing Indebtedness. Except as described therein, Schedule
5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of July 8, 2004, since which date there has been no Material change in the amounts (except for prepayment thereof), interest rates, sinking funds, installment payments or maturities of such Indebtedness. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

      Section 5.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Issuer hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or is in violation of any federal statute or Presidential Executive Order, including without limitation Executive Order 13224 66 Fed. Reg. 49079 (September 25, 2001) (Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit or Support Terrorism), or The USA Patriot Act.

      Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

      Section 5.18. Environmental. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly within the past 20 years owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

            (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

            (b) to the knowledge of Company and each Subsidiary neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner contrary to any Environmental Laws and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws, in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

            (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6. REPRESENTATIONS OF THE PURCHASER.

      Section 6.1. Purchase for Investment. Each Purchaser represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or such pension or trust funds' property shall at all times be within such Purchaser's or such pension or trust funds' control. Each Purchaser understands that the Notes have not been registered under the Securities Act or under the securities laws of any state and may be transferred or resold only if registered pursuant to the provisions of the Securities Act and any applicable state securities laws or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Notes.

      Section 6.2. Source of Funds. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by it to pay the purchase price of the Notes to be purchased by it hereunder:

            (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement for such Purchaser most recently filed with such Purchaser's state of domicile; or

            (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser prior to the execution and delivery of this Agreement has disclosed to the Issuer in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

            (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Issuer and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Issuer in writing pursuant to this paragraph (c) prior to the execution and delivery of this Agreement; or

            (d) the Source is a governmental plan; or

            (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which prior to the execution and delivery of this Agreement has been identified to the Issuer in writing pursuant to this paragraph (e); or

            (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

            (g) the Source is an insurance company separate account maintained solely in connection with the fixed contractual obligations of the insurance company under which the amounts payable, or credited, to any employee benefit plan (or its related trust) and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account.

If any Purchaser or any subsequent transferee of the Notes indicates that such Purchaser or such transferee is relying on any representation contained in paragraph (b), (c) or (e) above, the Issuer shall deliver on the date of issuance of such Notes and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this
Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

      Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

            (a) Quarterly Statements -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                  (i) a consolidated balance sheet of the Company and its
            Subsidiaries as at the end of such quarter,

                  (ii) consolidated statements of income of the Company and its
            Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, and

                  (iii) consolidated statements of cash flows of the Company and its Subsidiaries for the portion of the fiscal year ending with such quarter,

      setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

            (b) Annual Statements -- within 90 days after the end of each fiscal year of the Company, duplicate copies of,

                  (i) a consolidated balance sheet of the Company and its
            Subsidiaries, as at the end of such year, and

                  (ii) consolidated statements of income, changes in
            shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

      setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);

            (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission;

            (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

            (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company, the Issuer or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date thereof; or

                  (ii) the taking by the PBGC of steps to institute, or the
            threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company, the Issuer or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company, the Issuer or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company, the Issuer or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

            (f) Notices from Governmental Authority - promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

            (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company or the Issuer, as the case may be, to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes (excluding management letters from the Company's independent public accountants).

      Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

            (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.8 hereof, both inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

            (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

      Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

            (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times during normal business hours and as often as may be reasonably requested in writing; and

            (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8. PAYMENT OF THE NOTES.

      Section 8.1. Required Prepayments. (a) The entire unpaid principal amount of the Series A Notes shall become due and payable on July 28, 2007.

      (b) On July 28, 2008 and on July 28, 2009, the Issuer will prepay $13,333,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series B Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Series B Notes pursuant to Section 8.2 or Section 8.5 or purchase of the Series B Notes permitted by Section 8.4, the principal amount of each required prepayment of the Series B Notes becoming due under this Section 8.1(b) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series B Notes is reduced as a result of such prepayment or purchase. The entire unpaid principal amount of the Series B Notes shall become due and payable on July 28, 2010.

      (c) On July 28, 2008 and on each July 28 thereafter to and including July 28, 2013, the Issuer will prepay $13,571,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series C Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Series C Notes pursuant to Section 8.2 or Section 8.5 or purchase of the Series C Notes permitted by Section 8.4, the principal amount of each required prepayment of the Series C Notes becoming due under this
Section 8.1(c) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series C Notes is reduced as a result of such prepayment or purchase. The entire unpaid principal amount of the Series C Notes shall become due and payable on July 28, 2014.

      (d) On July 28, 2012 and on each July 28 thereafter to and including July 28, 2015, the Issuer will prepay $5,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series D Notes at par and without any premium, provided that upon any partial prepayment of the Series D Notes pursuant to Section 8.2 or Section 8.5 or purchase of the Series D Notes permitted by Section 8.4, the principal amount of each required prepayment of the Series D Notes becoming due under this Section 8.1(d) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series D Notes is reduced as a result of such prepayment or purchase. The entire unpaid principal amount of the Series D Notes shall become due and payable on July 28, 2016.

      Section 8.2. Optional Prepayment with Make-Whole Amount.

      (a) The Issuer may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any Series, in an aggregate principal amount of $1,000,000 or more in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount of each Note of the applicable Series then outstanding. The Issuer will give each holder of Notes of the Series to be prepaid written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes and each Series of Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.2(b)), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Issuer shall deliver to each holder of Notes of the Series to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

      (b) In the case of each partial prepayment of the Notes of any Series, the principal amount of the Notes of the Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

      (c) The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

            "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2(a) or has become or is declared to be immediately due and payable pursuant to Section 13.1, as the context requires.

            "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such

      Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

            "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.5% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display page on the Bloomberg Financial Markets Services Screen PX1 or the equivalent screen provided by Bloomberg Financial Markets Commodities News for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

            "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes of the applicable Series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2(a) or Section 13.1.

            "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
      Section 8.2(a) or has
      become or is declared to be immediately due and payable pursuant to
      Section 13.1, as the context requires.

      (d) Notwithstanding the foregoing provisions of this Section 8.2, so long as any Default or Event of Default shall exist hereunder, any prepayment of the Notes pursuant to this Section 8.2 shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

      Section 8.3. Maturity; Surrender, etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Issuer and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

      Section 8.4. Purchase of Notes. The Issuer and the Company will not, and will not permit any of their respective Affiliates to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Issuer, the Company or any of their Affiliates pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days. If the holders of more than 10% of the principal amount of the Notes then outstanding accept such offer, the Issuer shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Issuer will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

      Section 8.5. Change in Control.

      (a) Notice of Change in Control or Control Event. The Company will, within ten days after any Responsible Officer of the Company has actual knowledge of the occurrence of any Control Event, give written notice of such Control Event to each holder of Notes. In addition, the Company will, within ten days after any Responsible Officer of the Company has actual knowledge of the occurrence of any Change of Control, give written notice of such Change of Control which notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.5 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.5.

      (b) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.5 shall be an offer to prepay, in accordance with and subject to this Section 8.5, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date") that is not less than 20 days and not more than 90 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer).

      (c) Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.5 by causing a notice of such acceptance to be delivered to the Issuer at least 5 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.5 shall be deemed to constitute a rejection of such offer by such holder.

      (d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this
Section 8.5 shall be at 100% of the principal amount of such Notes together with interest on such Notes accrued to the date of prepayment but without payment of any Make-Whole Amount. The prepayment shall be made on the Proposed Prepayment Date.

      (e) Officer's Certificate. Each offer to prepay the Notes pursuant to this
Section 8.5 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Issuer and dated the date of such offer, specifying:
(i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this
Section 8.5; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.5 have been fulfilled; (vi) in reasonable detail, the nature and date of the Change in Control; and (vii) that the failure to respond to such offer of prepayment shall constitute a rejection of such offer.

      (f) "Change in Control" Defined. "Change in Control" means each and every issue, sale or other disposition of shares of voting stock of the Company which results in any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), becoming the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Company's voting stock. Notwithstanding the foregoing, a Permitted Reincorporation shall not be a Change of Control for purposes of this Agreement.

      (g) "Control Event" Defined. "Control Event" means:

            (a) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or binding letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, could reasonably be expected to result in a Change in Control;

            (b) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control; or

            (c) the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control unless such offer is rejected or expires pursuant to its terms prior to the date on which notice of such Change in Control is required to be delivered pursuant to Section 8.5(a).

SECTION 9. AFFIRMATIVE COVENANTS.

      Each of the Company and the Issuer covenants that so long as any of the Notes are outstanding:

      Section 9.1. Compliance with Law. The Company and the Issuer will, and will cause each of their Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

      Section 9.2. Insurance. The Company and the Issuer will, and will cause each of their Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

      Section 9.3. Maintenance of Properties. The Company and the Issuer will, and will cause each of their Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

      Section 9.4. Payment of Taxes. The Company and the Issuer will, and will cause each of their Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need file any such tax return or pay any such tax or assessment if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) failure to file all such tax returns and the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

      Section 9.5. Corporate Existence, Etc. Subject to Sections 10.5 and 10.6, the Company will at all times preserve and keep in full force and effect its corporate existence, and will at all times preserve and keep in full force and effect the corporate or other similar legal entity existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

      Section 9.6. Ownership of Issuer. The Company (including any successor thereto permitted under this Agreement) or a Wholly-Owned Subsidiary will at all times directly own 100% of the outstanding equity interest of the Issuer.

SECTION 10. NEGATIVE COVENANTS.

      The Company covenants that so long as any of the Notes are outstanding:

      Section 10.1. Consolidated Net Worth. The Company will not at any time permit Consolidated Net Worth to be less than the sum of (a) $480,000,000 plus
(b) an amount equal to 25% of positive Consolidated Net Income for each completed fiscal year, beginning with the fiscal year ending April 29, 2005, calculated on a cumulative basis for such entire period.

      Section 10.2. Fixed Charges Coverage Ratio. The Company will not permit the Fixed Charges Coverage Ratio (calculated as of the end of each fiscal quarter) to be less than 1.50 to 1.00.

      Section 10.3. Limitation on Indebtedness. The Company will not permit:

            (a) Consolidated Indebtedness (calculated as of the end of each fiscal quarter) to exceed 60% of Consolidated Capitalization; and

            (b) Priority Indebtedness to exceed 25% of Consolidated Net Worth.

      Section 10.4. Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to a written agreement satisfactory to the Required Holders), except:

            (a) Liens for taxes, assessments or other governmental charges that are not yet due and payable or the payment of which is not at the time required by Section 9.4;

            (b) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

            (c) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', carriers', warehousemen's, mechanics', materialmen's and other similar Liens for sums) and Liens to secure (or to obtain letters of credit that secure) the performance of bids, tenders, leases, or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens incurred in the ordinary course of business;

            (d) leases or subleases granted to others, easements, rights-of-way, minor survey exceptions, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of all property of the Company and its Subsidiaries taken as a whole;

            (e) Liens on property or assets of the Company or any of its Subsidiaries securing Indebtedness owing to the Company or any Subsidiary;

            (f) Liens existing as of the date of Closing and reflected in
      Schedule 10.4;

            (g) Liens incurred after the date of Closing given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement of property (other than accounts receivable or inventory) useful and intended to be used in carrying on the business of the Company or a Subsidiary, including Liens existing on such property at the time of acquisition or construction thereof, provided that (i) the Lien shall attach solely to the property acquired, purchased, constructed or improved, (ii) at the time of acquisition, construction or improvement of such property, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such property, whether or not assumed by the Company or a Subsidiary, shall not exceed the lesser of (y) the cost of such acquisition, construction or improvement or (z) the Fair Market Value of such property, and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;

            (h) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;

            (i) any extensions, renewals or replacements of any Lien permitted by the preceding subparagraphs (f), (g), and (h) of this Section 10.4, provided that (i) no additional property shall be encumbered by such Liens, (ii) the unpaid principal amount of the Indebtedness or other obligations secured thereby shall not be increased, and (iii) at such time and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

            (j) in addition to the Liens permitted by the preceding subparagraphs (a) through (i), inclusive, of this Section 10.4, Liens securing Priority Indebtedness of the Company or any Subsidiary, provided that the aggregate principal amount of Priority Indebtedness secured by Liens pursuant to this Section 10.4(j) shall be permitted by Section 10.3.

      Section 10.5. Sales of Assets. Except as permitted under Section 10.6, the Company will not, and will not permit any Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets of the Company and its Subsidiaries; provided, however, that the Company or any Subsidiary may sell, lease or otherwise dispose of assets (including equity interests in Subsidiaries) constituting a substantial part of the assets of the Company and its Subsidiaries if such assets are sold in an arms length transaction and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the Net Proceeds received from such sale, lease or other disposition shall be used within 365 days of such sale, lease or disposition, in any combination:

            (1) to acquire productive assets used or useful in carrying on the business of the Company and its Subsidiaries and having a value and revenue generating capacity at least equal to the Net Proceeds received from such sale, lease or disposition; or

            (2) to prepay or retire any Senior Indebtedness of the Company and/or its Subsidiaries.

      As used in this Section 10.5, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries during the period beginning with the date of Closing to and including the date on which such sale, lease or other disposition occurs, exceeds 30% of Consolidated Total Assets, determined as of the end of the fiscal year immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a "substantial part" (i) any sale or disposition of assets in the ordinary course of business of the Company and its Subsidiaries, and (ii) so long as no Default or Event of Default shall exist, any transfer of assets from the Company to the Issuer or to any other Wholly-Owned Subsidiary or from any Subsidiary to the Company, the Issuer or a Wholly-Owned Subsidiary or any other Subsidiary with the same percentage ownership by the Company and its Subsidiaries as the transferor.

      Section 10.6. Merger, Consolidation. The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other corporation or legal entity or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person; provided that:

            (1) a Subsidiary of the Company may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Company, the Issuer or a Wholly-Owned Subsidiary or any other Subsidiary with the same percentage ownership by the Company, the Issuer and their Subsidiaries as such Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation, and in any merger or consolidation involving the Issuer and any other Subsidiary of the Company, the Issuer shall be the surviving or continuing corporation, or (y) convey, transfer or lease all of its assets (which may include a merger or consolidation) in compliance with the provisions of
      Section 10.5; and

            (2) the foregoing restriction does not apply to the consolidation or merger of the Company or the Issuer with, or the conveyance, transfer or lease of substantially all of the assets of the Company or the Issuer in a single transaction or series of transactions to, any Person so long as:

                  (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company or the Issuer as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                  (b) if the Company or the Issuer, as the case may be, is not the Successor Corporation, such corporation or other legal entity shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company or the Issuer, as the case may be, shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

                  (c) immediately after giving effect to such transaction (i)
            the Company or the Surviving Corporation, as the case may be, would have been in compliance with Section 10.3 as of the end of the immediately preceding fiscal quarter, and (ii) no Default or Event of Default would exist.

      Section 10.7. Limitation on Sale and Leasebacks. The Company will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby the Company or such Subsidiary shall in one or more related transactions sell, transfer or otherwise dispose of any property now owned or hereafter acquired by the Company or such Subsidiary, and then rent or lease, as lessee, such property or any part thereof (other than pursuant to a Capital Lease) or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property for a period of more than nine months or longer (a "Sale and Leaseback Transaction"); provided that the foregoing restriction shall not apply to any Sale and Leaseback Transaction if either

            (a) the sale or transfer of property relating to such Sale and Leaseback Transaction constitutes a sale or transfer of such property by a Subsidiary to the Company or to a Wholly-Owned Subsidiary or by the Company to a Wholly-Owned Subsidiary; or

            (b) after giving effect to the consummation of such Sale and Leaseback Transaction and to the application of the proceeds therefrom, the Attributable Debt to be incurred in connection with such Sale and Leaseback Transaction shall be permitted by Section 10.3(b).

      Section 10.8. Restriction on Subsidiaries. The Company will not, and will not permit any Significant Subsidiary to, enter into any agreement which would restrict the ability of any Significant Subsidiary (other than the Issuer or the Subsidiary Guarantor) to pay any dividends to, or make advances, loans or distributions to, or other investments in, the Company or any other Subsidiary.

      Section 10.9. Nature of Business. The Company will not, and will not permit any of its Subsidiaries to, engage in any business, if, as a result, when taken as a whole, the general nature of the business of the Company and its Subsidiaries would be materially and substantially changed from the general nature of the business of the Company and its Subsidiaries as described in the Memorandum.

      Section 10.10. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

SECTION 11. GUARANTY BY THE COMPANY.

      Section 11.1. Guaranty by the Company. The Company does hereby irrevocably, absolutely and unconditionally guarantee unto the holders: (1) the full and prompt payment of the principal of, Make-Whole Amount, if any, and interest on the Notes from time to time outstanding, as and when such payments shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, Make-Whole Amount, if any, and interest) in Federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Issuer of each and all of the obligations, covenants and agreements required to be performed or owed by the Issuer under the terms of the Notes and this Agreement and (3) the full and prompt payment, upon demand by any holder, of all costs and expenses, legal or otherwise (including reasonable attorneys' fees), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the holders under or in respect of the Notes, this Agreement or in any action in connection therewith or herewith and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes or this Agreement or any of the terms thereof or any other like circumstance or circumstances.

      Section 11.2. Guaranty of Payment and Performance. This is a guarantee of payment and performance and the Company hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or this Agreement be brought against the Issuer or any other Person or that resort be had to any direct or indirect security for the Notes or for this Agreement or any other remedy. Any holder may, at its option, proceed hereunder against the Company in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Issuer or any other Person and without first resorting to any direct or indirect security for the Notes or for this Agreement or any other remedy. The liability of the Company hereunder shall in no way be affected or impaired by any acceptance by any holder of any direct or indirect security for, or other guaranties of, any Indebtedness, liability or obligation of the Issuer or any other Person to any holder or by any failure, delay, neglect or omission by any holder to realize upon or protect any such guarantees, Indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such holder.

      Section 11.3. General Provisions Relating to Guaranty by the Company of the Issuer's Obligations under this Agreement and the Notes. (a) The Company hereby consents and agrees that any holder or holders from time to time may, without in any manner affecting the liability of the Company under this Agreement, and upon such terms and conditions as any such holder or holders may deem advisable:

            (1) extend in whole or in part (by renewal or otherwise), modify, increase, change, compromise, release or extend the duration of the time for the performance or payment of any Indebtedness, liability or obligation of the Issuer or of any other Person secondarily or otherwise liable for any Indebtedness, liability or obligations of the Issuer on the Notes, or waive any Default with respect thereto, or waive, modify, amend or change any provision of any other agreement or this Agreement (to the extent permitted by Section 18.1); or

            (2) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such holder as direct or indirect security for the payment or performance of any Indebtedness, liability or obligation of the Issuer or of any other Person secondarily or otherwise liable for any Indebtedness, liability or obligation of the Issuer on the Notes; or

            (3) settle, adjust or compromise any claim of the Issuer against any other Person secondarily or otherwise liable for any Indebtedness, liability or obligation of the Issuer on the Notes.

      The Company hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that the Company shall at all times be bound by this Agreement and remain liable hereunder.

      (b) The Company hereby waives, to the fullest extent permitted by law:

            (1) notice of acceptance of this Agreement by the holders or of the creation, renewal or accrual of any liability of the Issuer, present or future, or of the reliance of such holders upon this Agreement (it being understood that all Indebtedness, liabilities and obligations described in
      Section 11.1 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Agreement); and

            (2) demand of payment by any holder from the Issuer or any other Person indebted in any manner on or for any of the Indebtedness, liabilities or obligations hereby guaranteed; and

            (3) presentment for the payment by any holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to the Company.

      The obligations of the Company under this Agreement and the rights of any holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

      (c) The obligations of the Company hereunder shall be binding upon the Company and its successors and assigns, and shall remain in full force and effect irrespective of:

            (1) the genuineness, validity, regularity or enforceability of the Notes, this Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Issuer, or any other Person on or in respect of the Notes or under the Agreement or any other agreement or the power or authority or the lack of power or authority of the Issuer to issue the Notes or the Issuer to execute and deliver this Agreement or any other agreement or to perform any of its or their obligations hereunder or the existence or continuance of the Issuer or any other Person as a legal entity; or

            (2) any default, failure or delay, willful or otherwise, in the performance by the Issuer or any other Person of any obligations of any kind or character whatsoever under the Notes, this Agreement or any other agreement; or

            (3) any creditors' rights, bankruptcy, receivership or other insolvency proceeding of the Issuer or any other Person or in respect of the property of the Issuer or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Issuer or any other Person; or

            (4) impossibility or illegality of performance on the part of the Issuer or any other Person of its obligations under the Notes, this Agreement or any other agreements; or

            (5) in respect of the Issuer, or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Issuer, or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Issuer or any other Person and whether or not of the kind hereinbefore specified; or

            (6) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, foreseen or unforeseen, and whether or not valid, incurred by or against the Issuer or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable in respect of the Notes or under this Agreement, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

            (7) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Issuer or any other Person of its respective obligations under or in respect of the Notes, this Agreement or any other agreement; or

            (8) the failure of the Company to receive any benefit from or as a result of its execution, delivery and performance of this Agreement; or

            (9) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to the Company of failure of the Issuer, or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, this Agreement or any other agreement or failure to resort for payment to the Issuer or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

            (10) the acceptance of any additional security or other guaranty, the advance of additional money to the Issuer or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, this Agreement or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

            (11) any change in the ownership of any shares or other equity interests of the Issuer, the Company or any other Person; or

            (12) any defense whatsoever that: (i) the Issuer or any other Person might have to the payment of the Notes (principal, Make-Whole Amount, if any, or interest), other than payment thereof in Federal or other immediately available funds, or (ii) the Issuer or any other Person might have to the performance or observance of any of the provisions of the Notes, this Agreement or any other agreement, whether through the satisfaction or purported satisfaction by the Issuer, the Company or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise; or

            (13) any act or failure to act with regard to the Notes, this Agreement or any other agreement or anything which might vary the risk of the Company or any other Person; or

            (14) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company or any other Person in respect of the obligations of the Company or other Person under this Agreement or any other agreement other than the final and indefeasible payment in full of cash of the Notes;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Agreement that the obligations of the Company shall be absolute, irrevocable and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, Make-Whole Amount, if any, or any other premium, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided and all other sums due and payable under this Agreement, at the place specified in and all in the manner and with the effect provided in the Notes and this Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Issuer shall default under or in respect of the terms of the Notes or this Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Issuer under the Notes or this Agreement, the guaranty obligations of the Company hereunder shall remain in full force and effect and shall apply to each and every subsequent default.

      (d) Subject to the deemed representations by a transferee set forth in
Section 14.2, all rights of any holder hereunder may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note whether with or without the consent of or notice to the Company under this Agreement or to the Issuer (except as provided in Section 19 of this Agreement).

      (e) To the extent of any payments made under this Agreement, the Company shall be subrogated to the rights of the holder upon whose Notes such payment was made, but the Company covenants and agrees that such right of subrogation shall be subordinate in right of payment to the prior indefeasible final payment in cash in full of all amounts due and owing by the Issuer and the Company with respect to the Notes and this Agreement, and the Company shall not take any action to enforce such right of subrogation, and the Company shall not accept any payment in respect of such right of subrogation, until all amounts due and owing by the Issuer under or in respect of the Notes and this Agreement and all amounts due and owing by the Company hereunder have indefeasibly been finally paid in cash in full. If any amount shall be paid to the Company in violation of the preceding sentence at any time prior to the later of the indefeasible payment in cash in full of the Notes and all other amounts payable under the Notes and this Agreement, such amount shall be held in trust for the benefit of the holders and shall forthwith be paid to the holders to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under this Agreement, whether matured or unmatured. The Company acknowledges that it has received direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this paragraph (e) is knowingly made as a result of the receipt of such benefits.

      (f) The Company agrees that to the extent the Issuer, or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Company's obligations hereunder, as if said payment had not been made. The liability of the Company hereunder shall not be reduced or discharged, in whole or in part, by any payment to any holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

      (g) No holder shall be under any obligation: (1) to marshall any assets in favor of the Company or in payment of any or all of the liabilities of the Issuer under or in respect of the Notes or the obligations of the Company hereunder or (2) to pursue any other remedy that the Company may or may not be able to pursue themselves and that may lighten the Company's burden, any right to which the Company hereby expressly waives.

      (h) The obligations of the Company under this Agreement rank pari passu in right of payment with all other Indebtedness of the Company which is not secured or which is not expressly subordinated in right of payment to any other Indebtedness of the Company.

SECTION 12. EVENTS OF DEFAULT.

      An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

            (a) the Issuer defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

            (b) the Issuer defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

            (c) the Company defaults in the performance of or compliance with any term contained in Section 10.1 through Section 10.7, both inclusive, and such default is not remedied within 10 Business Days; or

            (d) the Company or the Issuer defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 12) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company or the Issuer receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 12); or

            (e) any representation or warranty made in writing by or on behalf of the Company or the Issuer or by any officer of the Company or the Issuer in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

            (f) (i) the Company, the Issuer, the Subsidiary Guarantor or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness other than the Notes that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company, the Issuer, the Subsidiary Guarantor or any Significant Subsidiary is in default in the performance of or compliance with any evidence of Indebtedness other than the Notes in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment; or

            (g) the Company, the Issuer, the Subsidiary Guarantor or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors,
      (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

            (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, the Issuer, the Subsidiary Guarantor or any Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, the Issuer, the Subsidiary Guarantor or any Significant Subsidiary, or any such petition shall be filed against the Company, the Issuer, the Subsidiary Guarantor or any Significant Subsidiary and such petition shall not be dismissed within 60 days; or

            (i) a final judgment or judgments for the payment of money aggregating in excess 5% of Consolidated Total Assets are rendered against one or more of the

      Company, the Issuer, the Subsidiary Guarantor or any Significant Subsidiary and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

            (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company, the Issuer or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to any Plan, (v) the Company, the Issuer or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company, the Issuer or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that could increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through
      (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect; or

            (k) the Company fails to comply with any term or provision of
      Section 11 of this Agreement or the Subsidiary Guarantor fails to comply with any term or provision of the Subsidiary Guaranty, or for any reason any provision of Section 11 of this Agreement or the Subsidiary Guaranty ceases to be in full force and effect, including, without limitation, a determination by any Governmental Authority that the Guaranty by the Company set forth in Section 11 of this Agreement or the Subsidiary Guaranty is invalid, void or unenforceable, or the Company or the Subsidiary Guarantor shall contest or deny in writing the enforceability of any its guaranty obligations set forth in Section 11 of this Agreement or the Subsidiary Guaranty, as the case may be.

As used in Section 12(j), the term "employee welfare benefit plan" shall have the meaning assigned to such terms in section 3 of ERISA.

SECTION 13. REMEDIES ON DEFAULT, ETC.

      Section 13.1. Acceleration. (a) If an Event of Default with respect to the Company, the Issuer, the Subsidiary Guarantor or any Significant Subsidiary described in paragraph (g) or (h) of Section 12 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

      (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company and the Issuer, declare all the Notes then outstanding to be immediately due and payable.

      (c) If any Event of Default described in paragraph (a) or (b) of Section 12 has occurred and is continuing, any holder of Notes at the time outstanding affected by such Event of Default may at any time, at its option, by notice or notices to the Company and the Issuer, declare all the Notes held by it to be immediately due and payable.

Upon any Note becoming due and payable under this Section 13.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus all accrued and unpaid interest thereon and the Make-Whole Amount, if any, in respect of such principal amount (to the full extent permitted by applicable law) shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company and the Issuer acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company and the Issuer (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Issuer in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

      Section 13.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 13.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

      Section 13.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 13.1, the holders of more than 50% in aggregate principal amount of the Notes then outstanding, by written notice to the Company and the Issuer, may rescind and annul any such declaration and its consequences if (a) the Issuer has paid all overdue interest on the Notes, all principal of, and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal, Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to any Notes. No rescission and annulment under this Section
13.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

      Section 13.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company and the Issuer under Section 16, the Issuer will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this
Section 13, including, without limitation, the reasonable attorneys' fees, expenses and disbursements for the holders as set forth in Section 16.

SECTION 14. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

      Section 14.1. Registration of Notes. The Issuer shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary. The Issuer shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

      Section 14.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Issuer for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Issuer shall execute and deliver not more than five Business Days following surrender of such Note, at the Issuer's expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note of such Series originally issued hereunder. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2, provided that such holder may (in reliance upon information provided by the Issuer, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

      The Notes have not been registered under the Securities Act or under the securities laws of any state and may not be transferred or resold unless registered under the Securities Act and all applicable state securities laws or unless an exemption from the requirement for such registration is available.

      Section 14.3. Replacement of Notes. Upon receipt by the Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation thereof,

The Issuer at its own expense shall execute and deliver not more than five Business Days following satisfaction of such conditions, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 15. PAYMENTS ON NOTES.

      Section 15.1. Place of Payment. Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JP Morgan Chase Bank in such jurisdiction. The Issuer may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Issuer in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

      Section 15.2. Home Office Payment. So long as any Purchaser or such Purchaser's nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Issuer will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose for such Purchaser on Schedule A hereto, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Issuer in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer at its principal executive office or at the place of payment most recently designated by the Issuer pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by any Purchaser or such Person's nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes pursuant to Section 14.2. The Issuer will afford the benefits of this Section
15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and shall be deemed to have made the same agreement relating to such note as such Purchaser has made in this Section 15.2.

SECTION 16. EXPENSES, ETC.

      Section 16.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company and the Issuer jointly and severally agree to pay all reasonable costs and expenses (including reasonable attorneys' fees of one special counsel for the Purchasers and, if reasonably required, local or other counsel) incurred by the Purchasers and the holders of Notes in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand by any Governmental Authority issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the reasonable costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company and the Issuer jointly and severally agree that they will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any reasonable fees, costs or expenses if any, of brokers and finders (other than those retained by the Purchasers).

      Section 16.2. Survival. The obligations of the Company and the Issuer under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

      All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the related Notes, the purchase or transfer by any Purchaser of any such Note or portion thereof or interest therein and the payment of any Note may be relied upon by any subsequent holder of any such Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of any such Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or the Issuer pursuant to this Agreement shall be deemed representations and warranties of the Company or the Issuer under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers, the Company and the Issuer and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 18. AMENDMENT AND WAIVER.

      Section 18.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company, the Issuer and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 22 hereof, or any defined term (as it is used in any such Section), will be effective as to any holder of Notes unless consented to by such holder of Notes in writing, and (b) no such amendment or waiver may, without the written consent of all of the holders of Notes at the time outstanding affected thereby, (i) subject to the provisions of Section 13 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, (iii) amend any of Sections 8, 12(a), 12(b), 13, 18 or 21, or (iv) reduce or alter the scope of the Guaranty by the Company of the obligations of the Issuer in respect of this Agreement and the Notes.

      Section 18.2. Solicitation of Holders of Notes.

      (a) Solicitation. The Company and the Issuer will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company and the Issuer will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

      (b) Payment. Neither the Company nor the Issuer will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes of any Series as consideration for or as an inducement to the entering into by such holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes of the affected Series then outstanding even if such holder did not consent to such waiver or amendment.

      Section 18.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company and the Issuer without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company or the Issuer, as the case may be, and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

      Section 18.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company, the Issuer or any of their respective Affiliates shall be deemed not to be outstanding.

SECTION 19. NOTICES.

      All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

            (i) if to a Purchaser or such Purchaser's nominee, to such Purchaser or such Purchaser's nominee at the address specified for such communications in Schedule A to this Agreement, or at such other address as such Purchaser or such Purchaser's nominee shall have specified to the Issuer in writing pursuant to this Section 19;

            (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Issuer in writing pursuant to this Section 19; or

            (iii) if to the Company or the Issuer, to each of the company and the Issuer at its address set forth at the beginning hereof, in each case to the attention of Chief Financial Officer, or at such other address as the Company or the Issuer shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

SECTION 20. REPRODUCTION OF DOCUMENTS.

      This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to each Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Company and the Issuer agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 20 shall not prohibit the Company, the Issuer or any other holder of

Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 21. CONFIDENTIAL INFORMATION.

      For the purposes of this Section 21, "Confidential Information" means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or
(d) constitutes financial statements delivered to such Purchaser under Section
7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes), (ii) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
21), (v) any Person from which such Purchaser offers to purchase any security of the Company or the Issuer (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
Section 21), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio, or
(viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by the Company or the Issuer in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company or the Issuer embodying the provisions of this Section 21.

SECTION 22. SUBSTITUTION OF PURCHASER.

      Each Purchaser shall have the right to substitute any one of such Purchaser's Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company and the Issuer, which notice shall be signed by both such Purchaser and such Purchaser's Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 22), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company and the Issuer of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 22), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 23. MISCELLANEOUS.

      Section 23.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

      Section 23.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

      Section 23.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 23.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

      Section 23.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

      Section 23.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

      The execution hereof by the Purchasers shall constitute a contract among the Company, the Issuer and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                       Very truly yours,

                                       BOB EVANS FARMS, INC.


                                       By  /s/ Stewart Owens
                                          ---------------------------------
                                          Name: Stewart Owens
                                          Title: CEO

                                       BEF HOLDING CO., INC.

                                       By  /s/ Tod Spornhauer
                                          ---------------------------------
                                          Name: Tod Spornhauer
                                          Title: VP

Accepted as of the date first written above.


                                 METROPOLITAN LIFE INSURANCE COMPANY



                                 By  /s/ Judith A. Gulotta
                                     -----------------------------------------
                                     Name: Judith A. Gulotta
                                     Title: Director


                                 GENERAL AMERICAN LIFE INSURANCE COMPANY

                                 By: Metropolitan Life Insurance Company, its Investment Manager



                                       By /s/ Judith A. Gulotta
                                          ------------------------------------
                                          Name: Judith A. Gulotta
                                          Title: Director


                                 NEW ENGLAND LIFE INSURANCE COMPANY

                                 By: Metropolitan Life Insurance Company, its Investment Manager



                                       By Judith A. Gulotta
                                          ------------------------------------
                                          Name: Judith A. Gulotta
                                          Title: Director


































                                Bob Evans Farms, Inc. and BEF Holding Co., Inc.
                                                        Note Purchase Agreement

Accepted as of the date first written above.


                                 NATIONWIDE LIFE INSURANCE COMPANY
                                 NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY NATIONWIDE MUTUAL INSURANCE COMPANY



                                 By  /s/ Mark W. Poeppelman
                                     -----------------------------------------
                                    Name: Mark W. Poeppelman
                                    Title: Authorized Signatory






















































                                Bob Evans Farms, Inc. and BEF Holding Co., Inc.
                                                        Note Purchase Agreement

Accepted as of the date first written above.


                                 PACIFIC LIFE INSURANCE COMPANY
                                 (NOMINEE: MAC & CO.)


                                 By  /s/ David C. Patch
                                     -----------------------------------------
                                    Name: David C. Patch
                                    Title: Assistant Vice President

                                 By  /s/ Peter S. Fiek
                                     -----------------------------------------
                                    Name: Peter S. Fiek
                                    Title: Assistant Secretary




















































                                Bob Evans Farms, Inc. and BEF Holding Co., Inc.
                                                        Note Purchase Agreement

Accepted as of the date first written above.


                                 TEACHERS INSURANCE AND ANNUITY
                                   ASSOCIATION OF AMERICA



                                 By  /s/ John Goodreds
                                     -----------------------------------------
                                    Name: John Goodreds
                                    Title: Director























































                                Bob Evans Farms, Inc. and BEF Holding Co., Inc.
                                                        Note Purchase Agreement

Accepted as of the date first written above.


                                 ALLSTATE LIFE INSURANCE COMPANY



                                 By  /s/ Jeffrey J. Cannon
                                    ------------------------------------------
                                    Name: Jeffrey J. Cannon

                                 By /s/ Jerry D. Zinkula
                                    ------------------------------------------
                                    Name: Jerry D. Zinkula
                                    Authorized Signatories


                                 ALLSTATE INSURANCE COMPANY



                                 By  /s/ Jeffrey J. Cannon
                                     -----------------------------------------
                                    Name: Jeffrey J. Cannon

                                 By /s/ Jerry D. Zinkula
                                    ------------------------------------------
                                    Name: Jerry D. Zinkula
                                    Authorized Signatories


                                 AMERICAN HERITAGE LIFE INSURANCE COMPANY



                                 By  /s/ Jeffrey J. Cannon
                                    ------------------------------------------
                                    Name: Jeffrey J. Cannon

                                 By  /s/ Jerry D. Zinkula
                                     -----------------------------------------
                                    Name: Jerry D. Zinkula
                                    Authorized Signatories
























                                Bob Evans Farms, Inc. and BEF Holding Co., Inc.
                                                        Note Purchase Agreement

Accepted as of the date first written above.


                                 JACKSON NATIONAL LIFE INSURANCE COMPANY

                                 By: PPM America, Inc., as attorney in fact,
                                     on behalf of Jackson National Life
                                     Insurance Company



                                       By /s/ Mark Staub
                                          ------------------------------------
                                           Name: Mark Staub
                                           Title: Vice President



                                 THE PRUDENTIAL ASSURANCE COMPANY LIMITED

                                 By: PPM America, Inc., as attorney in fact,
                                     on behalf of The Prudential Assurance
                                     Company Limited



                                       By /s/ Mark Staub
                                          ------------------------------------
                                           Name: Mark Staub
                                           Its: Vice President




































                                Bob Evans Farms, Inc. and BEF Holding Co., Inc.
                                                        Note Purchase Agreement

Accepted as of the date first written above.


                                 AMERITAS LIFE INSURANCE CORP.

                                 By:   Ameritas Investment Advisors, Inc.,
                                       as Agent



                                       By /s/ Andrew S. White
                                          -------------------------------------
                                           Name: Andrew S. White
                                           Title: Vice President - Fixed Income
                                                  Securities


                                 ACACIA LIFE INSURANCE COMPANY

                                 By:   Ameritas Investment Advisors, Inc.
                                       as Agent


                                       By /s/ Andrew S. White
                                          -------------------------------------
                                           Name: Andrew S. White
                                           Title: Vice President - Fixed Income
                                                  Securities





































                                Bob Evans Farms, Inc. and BEF Holding Co., Inc.
                                                        Note Purchase Agreement

Accepted as of the date first written above.


                                 THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                    COMPANY



                                 By /s/ Timothy Collins
                                    -------------------------------------------
                                    Name: Timothy S. Collins
                                    Its Authorized Representative






















































                                Bob Evans Farms, Inc. and BEF Holding Co., Inc.
                                                        Note Purchase Agreement

Accepted as of the date first written above.


                                 THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA



                                 By  /s/ Brian Keating
                                     -----------------------------------------
                                    Name: Brian Keating
                                    Title: Director, Fixed Income























































                                Bob Evans Farms, Inc. and BEF Holding Co., Inc.
                                                        Note Purchase Agreement

                                  DEFINED TERMS

      As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

      "Affiliate" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

      "Attributable Debt" means in connection with any Sale and Leaseback Transaction, as of the date of any determination thereof, the greater of (a) the Fair Market Value of the property which is the subject of such Sale and Leaseback Transaction at or about the time of the consummation of such Sale and Leaseback Transaction and (b) the present value of the aggregate amount of Lease Rentals due and to become due (discounted from the respective due dates thereof at the interest rate implicit in such Lease Rentals, if known, and otherwise at the rate of 8% per annum) under the lease relating to such Sale and Leaseback Transaction.

      "Business Day" means (a) for the purposes of Section 8.2(c) only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Cleveland, Ohio or New York, New York are required or authorized to be closed.

      "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

      "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

      "Change in Control" is defined in Section 8.5(f).

      "Closing" is defined in Section 3.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

      "Company" means Bob Evans Farms, Inc., a Delaware corporation, and its successors and assigns in accordance with the provisions of this Agreement.

      "Confidential Information" is defined in Section 21.

                                   SCHEDULE B
                          (to Note Purchase Agreement)

      "Consolidated Capitalization" means, at any time, the sum of (i) Consolidated Indebtedness and (ii) Consolidated Net Worth.

      "Consolidated Income Available for Fixed Charges" means, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Fixed Charges and (b) taxes imposed on or measured by income or excess profits.

      "Consolidated Indebtedness" means, at any time, the total amount of all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

      "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied.

      "Consolidated Net Worth" means as of any date of determination the consolidated stockholders' equity of the Company and its Subsidiaries, as determined in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

      "Consolidated Total Assets" means, as of any date of determination, the total amount of all assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

      "Credit Agreement" means the Loan Agreement dated as of June 6, 2004 between the Issuer and National City Bank, as amended, restated, joined, supplemented or otherwise modified from time to time.

      "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

      "Default Rate" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest referred to in clause (a) of the first paragraph of the Notes of such Series or (ii) 2% over the rate of interest publicly announced by National City Bank in Cleveland, Ohio as its "base" or "prime" rate.

      "Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company or the Issuer, as the case may be, under section 414 of the Code.

      "Event of Default" is defined in Section 12.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell), as reasonably determined in the good faith opinion of the Company's or any Subsidiary's board of directors or one or more officers to whom authority to determine such value has been delegated by such board of directors.

      "Fixed Charges" means, with respect to any period, the sum of (a) Interest Charges for such period and (b) Lease Rentals for such period.

      "Fixed Charges Coverage Ratio" means, at any time, the ratio of (a) Consolidated Income Available for Fixed Charges for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such time to (b) Fixed Charges for such period.

      "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

      "Governmental Authority" means

            (a) the government of

                  (i) the United States of America or any state or other
            political subdivision thereof, or

                  (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

            (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

      "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

            (a) to purchase such Indebtedness or obligation or any property constituting security therefor primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation;

            (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

            (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

            (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

      In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of the Issuer.

      "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

      "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 14.1.

      "Indebtedness" means, with respect to any Person, without duplication,

            (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable preferred stock;

            (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

            (c) its Capital Lease Obligations;

            (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

            (e) Guaranties of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

      Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

      "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of more than $5,000,000 of the aggregate principal amount of the Notes of the applicable Series then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

      "Interest Charges" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of the consolidated financial statements of the Company and its Subsidiaries in accordance with
GAAP): (i) all interest in respect of Indebtedness of the Company and its Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, and (ii) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

      "Issuer" means BEF Holding Co., Inc., a Delaware corporation, and its successors and assigns in accordance with the provisions of this Agreement.

      "Lease Rentals" means, with respect to any period, the sum of the minimum amount of rental and other obligations required to be paid during such period by the Company and its Subsidiaries as lessee under all leases of real or personal property (other than Capital Leases) excluding any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental): (i) which are on account of maintenance, repairs, insurance, taxes, assessments, water rates and similar charges, or (ii) which are based on profits, revenues or sales realized by the lessee from the leased property or otherwise based on the performance of the lessee.

      "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including, in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

      "Make-Whole Amount" is defined in Section 8.2.

      "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company, the Issuer and their Subsidiaries taken as a whole.

      "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company, the Issuer and their Subsidiaries taken as a whole, or (b) the ability of the Company, the Issuer or a Subsidiary Guarantor to perform its respective obligations under this Agreement, the Notes and the Subsidiary Guaranty, or (c) the validity or enforceability of this Agreement or the Notes or the Subsidiary Guaranty.

      "Memorandum" is defined in Section 5.3.

      "Mimi's Cafe, LLC" means Mimi's Cafe, LLC, a Delaware limited liability company, and its successors and assigns in accordance with the provisions of this Agreement.

      "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

      "Net Proceeds" means with respect to any sale of property by any Person an amount equal to (a) the aggregate amount of the consideration received by such Person in respect of such sale (valued at the Fair Market Value of such consideration at the time of such sale), minus (b) the sum of (i) all out-of-pocket costs and expenses actually incurred by such Person in connection with such sale, and (ii) all state, federal and foreign taxes incurred, or to be incurred, by such Person in connection with such sale.

      "Notes" is defined in Section 1.

      "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company or the Issuer, as the case may be, whose responsibilities extend to the subject matter of such certificate.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

      "Permitted Reincorporation" means a transaction or series of contemporaneous transactions pursuant to which the Company voluntarily reincorporates in a new jurisdiction so long as after giving effect thereto substantially all of the capital stock of the successor corporation immediately following such transaction is held in substantially the same percentage by substantially the same holders of the Company's capital stock immediately prior to such transaction.

      "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

      "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company, the Issuer or any ERISA Affiliate or with respect to which the Company, the Issuer or any ERISA Affiliate may have any liability.

      "Priority Indebtedness" means (without duplication), as of the date of any determination thereof, (i) all unsecured Indebtedness of Subsidiaries of the Company (including all Guaranties by Subsidiaries of Indebtedness but excluding
(y) unsecured Indebtedness of the Issuer and the Subsidiary Guarantor, and (z) Indebtedness of a Subsidiary owing to the Company, the Issuer or a Wholly-Owned Subsidiary), (ii) all Indebtedness of the Company and its Subsidiaries secured by Liens (excluding Indebtedness secured by Liens permitted by subparagraphs (a) through (i), inclusive, of Section 10.4), and (iii) all Attributable Indebtedness of the Company and its Subsidiaries.

      "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

      "Purchasers" means the purchasers of the Notes named in Schedule A hereto.

      "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

      "Required Holders" means, at any time, the holders of not less than 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company, the Issuer or any of their respective Affiliates).

      "Responsible Officer" means any Senior Financial Officer and any other officer of the Company or the Issuer, as the case may be, with responsibility for the administration of the relevant portion of this Agreement.

      "Sale and Leaseback Transaction" has the meaning set forth in Section
10.7.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Company or the Issuer, as the case may be.

      "Senior Indebtedness" shall mean, as of the date of any determination thereof, all Consolidated Indebtedness, other than Subordinated Indebtedness.

      "Series" means any series of Notes issued pursuant to this Agreement.

      "Series A Notes" is defined in Section 1 of this Agreement.

      "Series B Notes" is defined in Section 1 of this Agreement.

      "Series C Notes" is defined in Section 1 of this Agreement.

      "Series D Notes" is defined in Section 1 of this Agreement.

      "Significant Subsidiary" means, at any time, any Subsidiary that would at such time constitute a "significant subsidiary" (as such term is defined in Regulation S-X of the Securities Exchange Commission) of the Company.

      "Subordinated Indebtedness" shall mean all unsecured Indebtedness of the Company and the Issuer which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Indebtedness of the Company or the Issuer, as the case may be, (including, without limitation, the obligations of the Company and the Issuer under this Agreement and the Notes).

      "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company, and notwithstanding anything herein to the contrary, the term "Subsidiary" with respect to the Company shall only include any such corporation, association or other business entity that the Company accounts for on a consolidated basis in accordance with GAAP.

      "Subsidiary Guarantor" means Mimi's Cafe, LLC.

      "Subsidiary Guaranty" is defined in Section 2.2 hereof.

      "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                              FORM OF SERIES A NOTE

                              BEF HOLDING CO., INC.

                 3.74% Senior Note, Series A, due July 28, 2007

No.  RA-[__]                                                              [Date]
$[__________]                                                    PPN 05555# AA 2

      FOR VALUE RECEIVED, BEF HOLDING CO., INC., a Delaware corporation (the "Issuer"), hereby promises to pay to [_______________], or its registered assigns, the principal sum of $[__________] DOLLARS on July 28, 2007, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 3.74% per annum from the date hereof, payable quarterly, on the 28th of each January, April, July and October in each year, commencing October 28, 2004, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 5.74% or (ii) 2% over the rate of interest publicly announced by National City Bank from time to time in Cleveland, Ohio as its "base" or "prime" rate. Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Note Purchase Agreement.

      Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JP Morgan Chase Bank in New York, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

      This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of July 28, 2004 (as from time to time amended, supplemented or otherwise modified, the "Note Purchase Agreement"), among BOB EVANS FARMS, INC., a Delaware corporation (the "Company"), the Issuer and the institutional investors named therein (the "Purchasers") and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) to have made the representations set forth in Section 6 of the Note Purchase Agreement, provided that such holder may (in reliance upon information provided by the Issuer, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.

      This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written

                                  EXHIBIT 1(a)
                          (to Note Purchase Agreement)
instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note of the same Series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

      Pursuant to (i) Section 11 of the Note Purchase Agreement and (ii) that certain Subsidiary Guaranty Agreement dated as of even date herewith (as from time to time amended, joined, supplemented or otherwise modified, the "Subsidiary Guaranty"), respectively, the Company and the Subsidiary Guarantor have absolutely and unconditionally guarantied the payment in full of the principal of, the Make-Whole Amount, if any, and interest on this Note and the performance by the Issuer of all of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Note Purchase Agreement.

      This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

      If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

      THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                       BEF HOLDING CO., INC.

                                       By ______________________________
                                          Name:
                                          Title:

                                    E-1(a)-2

                              FORM OF SERIES B NOTE

                              BEF HOLDING CO., INC.

                 4.61% Senior Note, Series B, due July 28, 2010

No. RB-[___]                                                              [Date]
$[__________]                                                    PPN 05555# AB 0

      FOR VALUE RECEIVED, the undersigned, BEF HOLDING CO., INC., a Delaware corporation (the "Issuer"), hereby promises to pay to [_______________], or its registered assigns, the principal sum of $[__________] DOLLARS on July 28, 2010, with interest (computed on the basis of a 360-day year of twelve 30-day months)
(a) on the unpaid balance thereof at the rate of 4.61% per annum from the date hereof, payable quarterly, on the 28th of each January, April, July and October in each year, commencing October 28, 2004, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 6.61% or (ii) 2% over the rate of interest publicly announced by National City Bank from time to time in Cleveland, Ohio as its "base" or "prime" rate. Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Note Purchase Agreement.

      Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JP Morgan Chase Bank in New York, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

      This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of July 28, 2004 (as from time to time amended, supplemented or otherwise modified, the "Note Purchase Agreement"), among BOB EVANS FARMS, INC., a Delaware corporation (the "Company"), the Issuer and the institutional investors named therein (the "Purchasers") and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) to have made the representations set forth in Section 6 of the Note Purchase Agreement, provided that such holder may (in reliance upon information provided by the Issuer, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.

      This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney

                                  EXHIBIT 1(b)
                          (to Note Purchase Agreement)
duly authorized in writing, a new Note of the same Series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

      Pursuant to (i) Section 11 of the Note Purchase Agreement and (ii) that certain Subsidiary Guaranty Agreement dated as of even date herewith (as from time to time amended, joined, supplemented or otherwise modified, the "Subsidiary Guaranty"), respectively, the Company and the Subsidiary Guarantor have absolutely and unconditionally guarantied the payment in full of the principal of, the Make-Whole Amount, if any, and interest on this Note and the performance by the Issuer of all of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Note Purchase Agreement.

      The Issuer will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

      If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

      THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                       BEF HOLDING CO., INC.

                                       By _______________________________
                                          Name:
                                          Title:

                                    E-1(b)-2

                              FORM OF SERIES C NOTE

                              BEF HOLDING CO., INC.

                 5.12% Senior Note, Series C, due July 28, 2014

No.  RC-[___]                                                             [Date]
$[__________]                                                    PPN 05555# AC 8

      FOR VALUE RECEIVED, the undersigned, BEF HOLDING CO., INC., a Delaware corporation (the "Issuer"), hereby promises to pay to [_______________], or its registered assigns, the principal sum of $[__________] DOLLARS on July 28, 2014, with interest (computed on the basis of a 360-day year of twelve 30-day months)
(a) on the unpaid balance thereof at the rate of 5.12% per annum from the date hereof, payable quarterly, on the 28th of each January, April, July and October in each year, commencing October 28, 2004, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.12% or (ii) 2% over the rate of interest publicly announced by National City Bank from time to time in Cleveland, Ohio as its "base" or "prime" rate. Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Note Purchase Agreement.

      Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JP Morgan Chase Bank in New York, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

      This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of July 28, 2004 (as from time to time amended, supplemented or otherwise modified, the "Note Purchase Agreement"), among BOB EVANS FARMS, INC., a Delaware corporation (the "Company"), the Issuer and the institutional investors named therein (the "Purchasers") and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) to have made the representations set forth in Section 6 of the Note Purchase Agreement, provided that such holder may (in reliance upon information provided by the Issuer, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.

      This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney

                                  EXHIBIT 1(c)
                          (to Note Purchase Agreement)
duly authorized in writing, a new Note of the same Series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

      Pursuant to (i) Section 11 of the Note Purchase Agreement and (ii) that certain Subsidiary Guaranty Agreement dated as of even date herewith (as from time to time amended, joined, supplemented or otherwise modified, the "Subsidiary Guaranty"), respectively, the Company and the Subsidiary Guarantor have absolutely and unconditionally guarantied the payment in full of the principal of, the Make-Whole Amount, if any, and interest on this Note and the performance by the Issuer of all of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Note Purchase Agreement.

      The Issuer will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

      If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

      THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                       BEF HOLDING CO., INC.

                                       By ______________________________
                                          Name:
                                          Title:

                                    E-1(c)-2

                              FORM OF SERIES D NOTE

                              BEF HOLDING CO., INC.

                 5.67% Senior Note, Series D, due July 28, 2016

No.  RD- [__]                                                             [Date]
$[__________]                                                    PPN 05555# AD 6

      FOR VALUE RECEIVED, the undersigned, BEF HOLDING CO., INC., a Delaware corporation (the "Issuer"), hereby promises to pay to [_______________], or its registered assigns, the principal sum of $[__________] DOLLARS on July 28, 2016, with interest (computed on the basis of a 360-day year and actual days elapsed
(a) on the unpaid balance thereof at the rate of 5.67% per annum from the date hereof, payable quarterly, on the 28th of each January, April, July and October in each year, commencing October 28, 2004, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.67% or (ii) 2% over the rate of interest publicly announced by National City Bank from time to time in Cleveland, Ohio as its "base" or "prime" rate. Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Note Purchase Agreement.

      Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JP Morgan Chase Bank in New York, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

      This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of July 28, 2004 (as from time to time amended, supplemented or otherwise modified, the "Note Purchase Agreement"), among BOB EVANS FARMS, INC., a Delaware corporation (the "Company"), the Issuer and the institutional investors named therein (the "Purchasers") and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) to have made the representations set forth in Section 6 of the Note Purchase Agreement, provided that such holder may (in reliance upon information provided by the Issuer, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.

      This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney

                                  EXHIBIT 1(d)
                          (to Note Purchase Agreement)
duly authorized in writing, a new Note of the same Series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

      Pursuant to (i) Section 11 of the Note Purchase Agreement and (ii) that certain Subsidiary Guaranty Agreement dated as of even date herewith (as from time to time amended, joined, supplemented or otherwise modified, the "Subsidiary Guaranty"), respectively, the Company and the Subsidiary Guarantor have absolutely and unconditionally guarantied the payment in full of the principal of, the Make-Whole Amount, if any, and interest on this Note and the performance by the Issuer of all of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Note Purchase Agreement.

      The Issuer will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

      If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

      THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                       BEF HOLDING CO., INC.

                                       By ____________________________
                                          Name:
                                          Title:

                                    E-1(d)-2

                           FORM OF SUBSIDIARY GUARANTY










































                                  EXHIBIT 2.2
                          (to Note Purchase Agreement)

================================================================================

                               SUBSIDIARY GUARANTY

                            Dated as of July 28, 2004

     Re: $30,000,000 3.74% Senior Notes, Series A, due July 28, 2007 $40,000,000 4.61% Senior Notes, Series B, due July 28, 2010 $95,000,000 5.12% Senior Notes, Series C, due July 28, 2014
           $25,000,000 5.67% Senior Notes, Series D, due July 28, 2016
                                       of
                              BEF Holding Co., Inc.

================================================================================

                                TABLE OF CONTENTS

                          (Not a part of the Agreement)

SECTION                            HEADING                                   PAGE
Parties.................................................................       1

Recitals................................................................       1

SECTION 1.   DEFINITIONS................................................       2

SECTION 2.   GUARANTY OF NOTES AND NOTE PURCHASE AGREEMENT..............       2

SECTION 3.   GUARANTY OF PAYMENT AND PERFORMANCE........................       3

SECTION 4.   GENERAL PROVISIONS RELATING TO THE GUARANTY................       3

SECTION 5.   REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR............       8

SECTION 6.   AMENDMENTS, WAIVERS, CONSENTS AND TERMINATION..............       9

SECTION 7.   NOTICES....................................................      10

SECTION 8.   MISCELLANEOUS..............................................      10

Signature...............................................................      12

                               SUBSIDIARY GUARANTY

     Re : $30,000,000 3.74% Senior Notes, Series A, due July 28, 2007 $40,000,000 4.61% Senior Notes, Series B, due July 28, 2010 $95,000,000 5.12% Senior Notes, Series C, due July 28, 2014
           $25,000,000 5.67% Senior Notes, Series D, due July 28, 2016
                                       of
                              BEF Holding Co., Inc.

      THIS SUBSIDIARY GUARANTY dated as of July 28, 2004 (the "Guaranty") is entered into by the undersigned, MIMI'S CAFE, LLC, a Delaware limited liability company (the "Guarantor").

                                    RECITALS

      A. The Guarantor is an indirect Subsidiary of Bob Evans Farms, Inc., a Delaware corporation (the "Company").

      B. In order to raise funds to repay existing indebtedness of BEF Holding Co., Inc., a Delaware corporation (the "Issuer"), under that certain Loan Agreement dated as of June 6, 2004 between the Issuer and National City Bank (the "Credit Agreement"), which had been incurred to finance the acquisition of all of the capital stock of SWH Corporation by the Guarantor, and for general corporate purposes, the Company and the Issuer have entered into the Note Purchase Agreement dated as of July 28, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Note Purchase Agreement"), among the Company, the Issuer and each of the institutional investors named in Schedule A attached thereto (the "Note Purchasers"), providing for, among other things, the issue and sale by the Issuer to the Note Purchasers of (i) the $30,000,000 3.74% Senior Notes, Series A, due July 28, 2007, (ii) $40,000,000
4.61% Senior Notes, Series B, due July 28, 2010, (iii) the $95,000,000 5.12%
Senior Notes, Series C, due July 28, 2014, and (iv) the $25,000,000 5.67% Senior Notes, Series D, due July 28, 2016 (the "Notes"). The Note Purchasers, together with their successors and assigns and any subsequent transferees of the Notes in accordance with the terms of the Note Purchase Agreement, are hereinafter collectively referred to as the "Holders."

      C. The Note Purchasers have required as a condition of their purchase of the Notes to be purchased by them that the Company and the Issuer cause the undersigned to enter into this Guaranty as security for the Notes, and the Company and the Issuer have agreed to cause the undersigned to execute this Guaranty in order to induce the Note Purchasers to purchase the Notes and thereby benefit the Company, the Issuer and their Affiliates by providing funds to enable the Issuer to repay such existing indebtedness and for the Issuer to have funds available for general corporate purposes of the Company, the Issuer and their Subsidiaries.

      D. The Guarantor is engaged in related businesses with the Company and the Issuer and is desirous that the Note Purchasers enter into the Note Purchase Agreement and purchase the Notes, and acknowledges that by doing so the Note Purchasers will be conferring substantial financial and other benefits on the Guarantor.

      NOW, THEREFORE, as required by the Note Purchase Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Guarantor does hereby covenant and agree, jointly and severally with any other guarantor of such obligations, as follows:

SECTION 1. DEFINITIONS.

      Capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

SECTION 2. GUARANTY OF NOTES AND NOTE PURCHASE AGREEMENT.

      (a) The Guarantor does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, Make-Whole Amount, if any, and interest on the Notes from time to time outstanding, as and when such payments shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, Make-Whole Amount, if any, and interest) in Federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Issuer of each and all of the obligations, covenants and agreements required to be performed or owed by the Issuer under the terms of the Notes and the Note Purchase Agreement and (3) the full and prompt payment, upon demand by any Holder, of all costs and expenses, legal or otherwise (including reasonable attorneys' fees), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of the Notes, the Note Purchase Agreement or in any action in connection therewith or herewith and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes or Note Purchase Agreement or any of the terms thereof or any other like circumstance or circumstances.

      (b) The liability of the Guarantor under this Guaranty shall not exceed an amount equal to a maximum amount as will, after giving effect to such maximum amount and all other liabilities of the Guarantor, contingent or otherwise, result in the performance of the obligations of the Guarantor hereunder not constituting a fraudulent transfer, obligation or conveyance and will in no event exceed an amount which can be guaranteed by the Guarantor under applicable Federal and state law relating to insolvency of debtors.

SECTION 3. GUARANTY OF PAYMENT AND PERFORMANCE.

      This is a guarantee of payment and performance and the Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Purchase Agreement be brought against the Issuer or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against the Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Issuer or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of the Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Indebtedness, liability or obligation of the Issuer or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

SECTION 4. GENERAL PROVISIONS RELATING TO THE GUARANTY.

      (a) The Guarantor hereby consents and agrees that any Holder or Holders from time to time may, without in any manner affecting the liability of the Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

            (1) extend in whole or in part (by renewal or otherwise), modify, increase, change, compromise, release or extend the duration of the time for the performance or payment of any Indebtedness, liability or obligation of the Issuer or of any other Person secondarily or otherwise liable for any Indebtedness, liability or obligations of the Issuer on the Notes, or waive any Default with respect thereto, or waive, modify, amend or change any provision of any other agreement or this Guaranty (to the extent permitted by Section 6); or

            (2) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Indebtedness, liability or obligation of the Issuer or of any other Person secondarily or otherwise liable for any Indebtedness, liability or obligation of the Issuer on the Notes; or

            (3) settle, adjust or compromise any claim of the Issuer against any other Person secondarily or otherwise liable for any Indebtedness, liability or obligation of the Issuer on the Notes.

      The Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that the Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

      (b) The Guarantor hereby waives, to the fullest extent permitted by law:

            (1) notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Issuer, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that all Indebtedness, liabilities and obligations described in
      Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty); and

            (2) demand of payment by any Holder from the Issuer or any other Person indebted in any manner on or for any of the Indebtedness, liabilities or obligations hereby guaranteed; and

            (3) presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to the Guarantor.

      The obligations of the Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

      (c) The obligations of the Guarantor hereunder shall be binding upon the Guarantor and its successors and assigns, and shall remain in full force and effect irrespective of:

            (1) the genuineness, validity, regularity or enforceability of the Notes, the Note Purchase Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Issuer, any other guarantor or any other Person on or in respect of the Notes or under the Note Purchase Agreement or any other agreement or the power or authority or the lack of power or authority of the Issuer to issue the Notes or the Company or the Issuer to execute and deliver the Note Purchase Agreement or any other agreement or to perform any of its obligations hereunder or the existence or continuance of the Issuer or any other Person as a legal entity; or

            (2) any default, failure or delay, willful or otherwise, in the performance by the Issuer or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Purchase Agreement or any other agreement; or

            (3) any creditors' rights, bankruptcy, receivership or other insolvency proceeding of the the Issuer, any other guarantor or any other Person or in respect of the property of the Issuer, any other guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Issuer, any other guarantor or any other Person; or

            (4) impossibility or illegality of performance on the part of the Issuer, any other guarantor or any other Person of its obligations under the Notes, the Note Purchase Agreement or any other agreements; or

            (5) in respect of the Issuer, any other guarantor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Issuer, any other guarantor or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Issuer, any other guarantor or any other Person and whether or not of the kind hereinbefore specified; or

            (6) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, foreseen or unforeseen, and whether or not valid, incurred by or against the Issuer or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable in respect of the Notes or under the Note Purchase Agreement or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

            (7) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Issuer or any other Person of its respective obligations under or in respect of the Notes, the Note Purchase Agreement or any other agreement; or

            (8) the failure of the Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

            (9) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to the Guarantor of failure of the Issuer, any other guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Purchase Agreement or any other agreement or failure to resort for payment to the Issuer, any other guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

            (10) the acceptance of any additional security or other guaranty, the advance of additional money to the Issuer or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Purchase Agreement or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

            (11) any change in the ownership of any shares or other equity interests of the Issuer, the Guarantor, any other guarantor or any other Person; or

            (12) any defense whatsoever that: (i) the Issuer or any other Person might have to the payment of the Notes (principal, Make-Whole Amount, if any, or interest), other than payment thereof in Federal or other immediately available funds, or (ii) the Issuer or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Purchase Agreement or any other agreement, whether through the satisfaction or purported satisfaction by the Issuer, any other guarantor or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise; or

            (13) any act or failure to act with regard to the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or anything which might vary the risk of the Guarantor or any other Person; or

            (14) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor or any other Person in respect of the obligations of the Guarantor or other Person under this Guaranty or any other agreement other than the final and indefeasible payment in full in cash of the Notes;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty that the obligations of the Guarantor shall be absolute, irrevocable and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, Make-Whole Amount, if any, or any other premium, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided and all other sums due and payable under the Note Purchase Agreement, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Purchase Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Issuer shall default under or in respect of the terms of the Notes or the Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Issuer under the Notes or the Note Purchase Agreement or the guaranty obligations of the other guarantor under the Note Purchase Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

      (d) Subject to the deemed representations by a transferee set forth in
Section 14.2, all rights of any Holder hereunder may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note whether with or without the consent of or notice to the Guarantors under this Guaranty or to the Company or the Issuer (except as provided in Section 14 of the Note Purchase Agreement).

      (e) To the extent of any payments made under this Guaranty, the Guarantor shall be subrogated to the rights of the Holder upon whose Notes such payment was made, but the Guarantor covenants and agrees that such right of subrogation shall be subordinate in right of payment to the prior indefeasible final payment in cash in full of all amounts due and owing by the Issuer with respect to the Notes and the Note Purchase Agreement, and the Guarantor shall not take any action to enforce such right of subrogation, and the Guarantor shall not accept any payment in respect of such right of subrogation, until all amounts due and owing by the Issuer under or in respect of the Notes and the Note Purchase Agreement and all amounts due and owing by the Guarantor hereunder have indefeasibly been finally paid in cash in full. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the later of the indefeasible payment in cash in full of the Notes and all other amounts payable under the Notes and this Guaranty, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under the Note Purchase Agreement and this Guaranty, whether matured or unmatured. The Guarantor acknowledges that it has received direct and indirect benefits from the financing arrangements contemplated by the Note Purchase Agreement and that the waiver set forth in this paragraph (e) is knowingly made as a result of the receipt of such benefits.

      (f) The Guarantor agrees that to the extent the Issuer, any other guarantor or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantor's obligations hereunder, as if said payment had not been made. The liability of the Guarantor hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

      (g) No Holder shall be under any obligation: (1) to marshall any assets in favor of the Guarantor or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligations of the Guarantor hereunder or (2) to pursue any other remedy that the Guarantor may or may not be able to pursue itself and that may lighten the Guarantor's burden, any right to which the Guarantor hereby expressly waives.

      (h) The obligations of the Guarantor under this Guaranty rank pari passu in right of payment with all other Indebtedness of the Guarantor which is not secured or which is not expressly subordinated in right of payment to any other Indebtedness of the Guarantor.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR.

      The Guarantor represents and warrants to each Holder that:

      (a) The Guarantor is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the ability of the Guarantor to perform its obligations under this Guaranty, or (2) the validity or enforceability of this Guaranty (herein in this Section 5, a "Material Adverse Effect"). The Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts, to execute and deliver this Guaranty and to perform the provisions hereof.

      (b) This Guaranty has been duly authorized by all necessary organizational action on the part of the Guarantor or the Company, as the case may be, and this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (c) The execution, delivery and performance by the Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor under its corporate charter or by-laws, or other equivalent formation or governing document, or except for contraventions, breaches or defaults which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other agreement or instrument to which the Guarantor or any of its subsidiaries is bound or by which the Guarantor or any of its subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor.

      (d) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Guarantor of this Guaranty.

      (e) Subject to the limitation set forth in Section 2(b) of this Guaranty, the Guarantor has assets which exceed the aggregate amount of its liabilities, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value (under normal business conditions) greater than the amount required to pay its liabilities (including contingent and unliquidated liabilities) as they become due and greater than the amount that will be required to pay its probable liability on its existing liabilities as they become absolute and matured. The Guarantor does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due. Subject to the limitation set forth in Section 2(b) of this Guaranty, the Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Guaranty. The Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.

SECTION 6. AMENDMENTS, WAIVERS, CONSENTS AND TERMINATION.

      (a) This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Guarantor and the Required Holders, except that (1) no amendment or waiver of any of the provisions of Section 2, 3 or 4, or any defined term (as it is used therein), will be effective as to any Holder unless consented to by such Holder in writing, and (2) no such amendment or waiver may, without the written consent of each Holder, (i) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver, or (ii) amend this Section 6.

      (b) The Guarantor will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 6 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders.

      (c) The Guarantor agrees it will not directly or indirectly pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

      (d) Any amendment or waiver consented to as provided in this Section 6 applies equally to all Holders and is binding upon them and upon each future holder and upon the Guarantor. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantor and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term "this Guaranty" and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

      (e) Subject to Section 4(f), this Guaranty shall automatically terminate and the Guarantor shall cease to have any obligations hereunder when all amounts due by the Issuer in respect of the Notes have been paid in full in cash.

SECTION 7. NOTICES.

      All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

            (1) if to a Note Purchaser, to such Note Purchaser at the address specified for such communications on Schedule A to the Note Purchase Agreement, or at such other address as such Note Purchaser shall have specified to the Guarantor or the Company in writing,

            (2) if to any other Holder, to such Holder at such address as such Holder shall have specified to the Guarantor or the Company in writing, or

            (3) if to a Guarantor, to the Guarantor c/o Bob Evans Farms, Inc., 3776 S. High Street, Columbus, Ohio 43207, to the attention of the Chief Financial Officer, or at such other address as the Guarantor shall have specified to the Holders in writing.

Notices under this Section 7 will be deemed given only when actually received (whether or not accepted).

SECTION 8. MISCELLANEOUS.

      (a) No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under the Guaranty, it shall not be necessary for such Holder to physically produce its
Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

      (b) The Guarantor will pay all sums becoming due under this Guaranty by the method and at the address specified for such purpose in the Note Purchase Agreement, or by such other reasonable method or at such other address as any Holder shall have from time to time specified to the Guarantor in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

      (c) Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

      (d) This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not, so long as its Notes remain outstanding and unpaid.

      (e) This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

      (f) This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by the law of the State of New York.

      IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed by an authorized representative as of date first written above.

                           MIMI'S CAFE, LLC

                           By:_________________________________
                              Name ____________________________
                              Title____________________________